Exhibit 99.1

Enertopia Announces Closing of WT Project Sale

Kelowna, British Columbia--(Newsfile Corp. - January 21, 2026) - Enertopia Corporation (OTCQB: ENRT) (CSE: ENRT) ("Enertopia'' or the "Company") announces corporate update.

The Company is pleased to report that the closing conditions have been met on the sale of the WT lithium project. The Company has received the $505,596 USD.

The additional capital is allowing Enertopia to explore other industrial or metallic exploration or mining opportunities that could be synergistic with the use of our patented technology stack.

"The Company looks forward to our next steps and will provide updates once any agreements have been completed," stated CEO Robert McAllister.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.